SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2013

CURTISS-WRIGHT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134	13-0612970

State or Other Jurisdiction of Incorporation or Organization	Commission File Number	IRS Employer Identification No.
10 Waterview Boulevard
Parsippany, New Jersey	07054
Address of Principal Executive Offices	Zip Code

Registrant's telephone number, including area code: (973) 541-3700
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(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.   REGULATION FD DISCLOSURE

On Wednesday, December 11, 2013, the Company issued a press release announcing its new organizational structure and 2014 financial guidance.  A copy of this press release and slide presentation are attached hereto as Exhibits 99.1 and 99.2.  The presentations will be webcast on Wednesday, December 11, 2013 at 8:00 am EST.

Access to the webcast and the accompanying presentation will be posted on Curtiss-Wright's website at www.curtisswright.com. For those unable to participate, a webcast replay will be available for 90 days on the Company's website beginning three hours after the call takes place.

The information contained in this Current Report, including Exhibits 99.1 and 99.2, are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this report shall not be incorporated by reference into any filing of the registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Not applicable.

         (b)  Not applicable.

         (c)  Exhibits.

99.1 Press Release dated December 11, 2013

99.2 Presentation shown during investor and analyst webcast on December 11, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CURTISS-WRIGHT CORPORATION

By:	/s/ Glenn E. Tynan
Glenn E. Tynan
Vice-President and
Chief Financial Officer

Date:           December 11, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated December 11, 2013
99.2	Presentation shown during investor and securities analyst webcast on December 11, 2013